SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 19, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
           Reference is hereby made to the registration statement of Ashford Hospitality Trust, Inc. (the “Company”) on Form S-3 (File No. 333-131878), which became effective as of July 14, 2004 (as amended, the “Registration Statement”), pursuant to which the Company registered the sale of up to $700,000,000 in debt and equity securities for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(5) on July 20, 2006, with respect to the Company’s Common Stock.
           On July 19, 2006, the Company entered into an Underwriting Agreement with Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated, as representatives of the underwriters listed in Schedule I thereto (the “Underwriters”) in connection with an underwritten public offering (the “Offering”) by the Company of 13,000,000 shares (along with 1,950,000 shares to cover the Underwriters’ over-allotment option) of the Company’s common stock, par value $0.01 per share.
           On July 25, 2006, Hogan & Hartson LLP issued their opinion with respect to the legality of an underwritten public offering by the Company of 13,000,000 shares (along with 1,950,000 shares to cover the underwriters’ over-allotment option) of the Company’s common stock, par value $0.01 per share.
Item 9.01. Financial Statements and Exhibits.
  (c)     Exhibits

Exhibit No.	Description

1.3.4	Underwriting Agreement, dated July 19, 2006, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated, and several underwriters listed in Schedule I thereto.

5.4	Opinion of Hogan & Hartson LLP, dated July 25, 2006, with respect to the legality of the common shares being issued.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 25, 2006

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer